                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund, Select S&P Industrial Portfolio 1999 Series H,
Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-89009 of our report dated December 20, 1999, relating to the Statement of Condition of Equity Investor Fund, Select S&P Industrial Portfolio 1999 Series H, Defined Asset Funds and to the reference to us under the heading "How The Fund
Works--Auditors" in the Prospectus which is a part of this Registration
Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
December 20, 1999